    As filed with the Securities and Exchange Commission on April 24, 1998.

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                    SYSTEMS & COMPUTER TECHNOLOGY CORPORATION
               (Exact Name of Registrant as Specified in Charter)

Delaware                                 23-1701520
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
Incorporation or Organization)

                               4 Country View Road
                           Malvern, Pennsylvania 19355
                                 (610) 647-5930
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)


                          1994 LONG-TERM INCENTIVE PLAN
                            (Full title of the Plan)

                     Richard A. Blumenthal, General Counsel
                    Systems & Computer Technology Corporation
                               4 Country View Road
                           Malvern, Pennsylvania 19355
                     (Name and address of Agent for Service)

                                 (610) 647-5930
          (Telephone Number, Including Area Code, of Agent for Service)


                                               CALCULATION OF REGISTRATION FEE

=========================================================================================================================

Titles of Securities         Amount to Be         Proposed Maximum        Proposed Maximum        Amount of
 To Be Registered            Registered(1)        Offering Price Per      Aggregate Offering      Registration Fee
                                                  Share (2)               Price(2)
-------------------------------------------------------------------------------------------------------------------------

Common Stock, par value           1,000,000       $51.03 per share        $51,031,000             $15,055
$0.01 per share
=========================================================================================================================

(1) Reflects the pre-split number, prior to a declared two-for-one stock split in the form of a 100% stock dividend, payable on May 15, 1998 to stockholders of record on May 1, 1998. After the stock split is effectuated, this Registration Statement will relate to 2,000,000 shares.
(2) Based upon the average of the high and low prices of the Common Stock as reported by the Nasdaq Stock Market on April 17, 1998, estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended.

                  Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register additional shares of Common Stock, $0.01 par value, of Systems & Corporation Technology Corporation (the "Company"), with respect to a currently effective Registration Statement on Form S-8 of the Company relating to a certain employee benefit plan of the Company.

                  The contents of the Registration Statement on Form S-8 as filed on June 30, 1995, Registration No. 33-60831, are incorporated by reference into this Registration Statement.

Item 8.  Exhibits.


Exhibit No.    Description
-----------    -----------

5 Opinion of Pepper Hamilton LLP regarding the legality of the Registrant Stock

23.1           Consent of Ernst & Young LLP

23.2           Consent of Pepper Hamilton LLP (included in Exhibit 5)

24             Power of Attorney (included on Signature Page)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, Pennsylvania, on April 23,1998.


                                 SYSTEMS & COMPUTER TECHNOLOGY
                                 CORPORATION

                                 By: /s/ Michael J. Emmi
                                     ---------------------------------------
                                     Michael J. Emmi, Chairman of the Board,
                                     President and Chief Executive Officer


                                POWER OF ATTORNEY

                    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Michael J. Emmi, Eric Haskell and Richard A. Blumenthal, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and other registration statements and amendments thereto relating to the offering contemplated by this Registration Statement (including registration statements under Rule 462 promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Date: April 23, 1998   /s/ Michael J. Emmi
                       ------------------------------------------------------
                           Michael J. Emmi, Chairman of the Board,
                           President and Chief Executive Officer



Date: April 23, 1998   /s/ Eric Haskell
                       ------------------------------------------------------
                           Eric Haskell, Senior Vice President, Finance and Administration, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: April 23,1998                  /s/ Michael D. Chamberlain
                                     ----------------------------------
                                         Michael D. Chamberlain, President,
                                         SCT Software Group and Director



Date: April 23, 1998                 /s/ Gabriel A. Battista
                                     ----------------------------------
                                         Gabriel A. Battista, Director



Date: April 23, 1998                 /s/ Thomas I. Unterberg
                                     --------------------------------
                                         Thomas I. Unterberg, Director



Date: April 23, 1998                 /s/ Allen R. Freedman
                                     ------------------------------
                                         Allen R. Freedman, Director

                                  EXHIBIT INDEX



Exhibit No.        Description

5 Opinion of Pepper Hamilton LLP regarding the legality of the Registrant Stock

23.1               Consent of Ernst & Young LLP

23.2               Consent of Pepper Hamilton LLP (included in Exhibit 5)

24                 Power of Attorney (included on Signature Page)